FORM 8-K - CURRENT REPORT


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: December 2, 1998


                  BRUNNER COMPANIES INCOME PROPERTIES L.P. III
             (Exact name of registrant as specified in its charter)


              Delaware                0-18419                31-1266850
  (State or other jurisdiction of   (Commission           (I.R.S. Employer
   incorporation or organization)   File Number)           Identification
                                                              Number)

      3632 Wheeler Road, Suite 2
      PO Box 204227
      Augusta, Georgia                                        30917-4227
(Address of principal executive office)                       (Zip Code)


        Registrant's telephone number, including area code (706)863-2222



                         55 Beattie Place, PO Box 1089
                      Greenville, South Carolina    29602
                 (Former address, if changed since last report)




ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On November 17, 1998, BCIP I & III, LLC purchased 104 Management, Inc. from IBGP, Inc. and thereby acquired the general partnership interest in Brunner Management Limited Partnership. BCIP I & III, LLC also purchased the limited partnership interest in Brunner Management Limited Partnership and all of the outstanding Class B Limited Partnership units of Brunner Companies Income Properties L.P. III (the "Registrant")and Brunner Companies Income Properties L.P. I, an affiliated entity, from Insignia Brunner, L.P. The total consideration for these purchases was $100,000 in cash. Both IBGP, Inc. and Insignia Brunner, L.P. are affiliates of Metropolitan Asset Enhancement, L.P. 104 Management, Inc. is the managing general partner of Brunner Management Limited Partnership, which is the general partner of the Registrant.

Hull/Storey Development, LLC has been retained by the Registrant to provide property management services to the Registrant. James M. Hull is the Member Manager of BCIP I & III, LLC and a Member Manager of Hull/Storey Development, LLC.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

     The following is filed as part of this report

     Exhibit No.  Exhibit

     10.50 General Partnership Sale Agreement, dated as of November 17, 1998, by and between BCIP I & III, LLC, IBGP, Inc. and Insignia Brunner, L.P.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BRUNNER COMPANIES INCOME PROPERTIES L.P. III


                         By: Brunner Management Limited Partnership Its General Partner

                         By:       104 Management, Inc.
                                   Its Managing General Partner

                         By:       /s/James M. Hull
                                   James M. Hull
                                   President


                         Date: December 2, 1998